SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

October 30, 2008
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	1-7349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO  80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated October 30, 2008

Item 2.02.	Results of Operations and Financial Condition.

On October 30, 2008, Ball Corporation (the “Company”) issued a press release announcing its third quarter earnings for 2008, which results are set forth in the press release dated October 30, 2008, and attached hereto as Exhibit 99.1.

Earnings information regarding the third quarter for 2008, as well as information regarding the use of non-GAAP financial measures, are set forth in the attached press release.

The information in this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities

On October 30, 2008, the Company issued a press release, attached hereto as Exhibit 99.2, announcing the closure of its metal beverage packaging manufacturing plants in Kansas City, Missouri, and in Guayama, Puerto Rico.  As a result of the closures, an after-tax charge of approximately $32 million will be recorded in the company’s results.  The charges include $19.2 million for employee severance, pension and other employee benefit costs and $32.6 million primarily related to accelerated depreciation and the write down to net realizable value of certain fixed assets and related spare parts and inventory.  These charges will be offset by tax recoveries of approximately $20 million.  Approximately $28 million of the charge is expected to be recorded in the fourth quarter of 2008 with the remainder recorded in the first quarter of 2009.  Cost reductions associated with these plant closings are expected to exceed $30 million in 2009 and to be $9 million cash positive on final disposition of the assets.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits.

The following are furnished as exhibits to this report:

Exhibit 99.1                Ball Corporation Press Release dated October 30, 2008.

Exhibit 99.2                Ball Corporation Press Release dated October 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Raymond J. Seabrook
	Name:	Raymond J. Seabrook
	Title:	Executive Vice President and
Chief Financial Officer

Date:    October 30, 2008

Ball Corporation
Form 8-K
October 30, 2008

EXHIBIT INDEX

Description	Exhibit

Press Release dated October 30, 2008.	99.1

Press Release dated October 30, 2008.	99.2